As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switerland

+41 22 552 38 40

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, NY 10001

+1 212 479 6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-260974

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

ObsEva SA (the “Registrant”) is filing this Registration Statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form F-3 to register the resale by a selling stockholder of an additional 20,326,980 common shares, par value CHF 1/13 per share, of the Registrant. The contents of the earlier registration statement on Form F-3 (File No. 333-260974) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 22, 2021, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated
		Form	File No.	Exhibit No.	Filing Date
5.1*	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares.

23.1*	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm.

23.2*	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Original Registration Statement).	F-3	333-260974	24.1	11/10/2021

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on August 3, 2022.

OBSEVA SA

By:	/s/ Brian O’Callaghan
Name:	Brian O’Callaghan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian O’Callaghan Brian O’Callaghan	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2022

/s/ Will Brown Will Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2022

* Annette Clancy	Chairperson of the Board of Directors	August 3, 2022

* Ernest Loumaye	Director	August 3, 2022

/s/ Stephanie Brown Stephanie Brown	Director	August 3, 2022

* Anne VanLent	Director	August 3, 2022

* Ed Mathers	Director	August 3, 2022

* Catarina Edfjäll	Director	August 3, 2022

Cogency Global Inc.

By:	/s/ Colleen A. DeVries	Authorized Representative in the United States	August 3, 2022
Name:	Colleen A. DeVries

Title:	Senior Vice President on behalf of Cogency Global Inc.

*By:	/s/ Brian O’Callaghan
Brian O’Callaghan
Attorney-in-fact